Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of March 16, 2023, by and among ScoutCam Inc., a Nevada corporation (the “Company”), and the Investor listed in Exhibit A attached hereto (the “Investor”).

WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, subject to the terms and conditions stated in this Agreement, such number of units (the “Units”) set out in Exhibit A opposite the Investor’s name, for a price per Unit of US$4.25 (the “Price Per Unit”) and an aggregate consideration of up to US$10.0 million (the “Total Investment Amount”);

WHEREAS, each Unit consists of (i) one share of the Company’s common stock, par value US$0.001 per share (the “Common Stock” and the “Purchased Shares”, respectively); and (ii) one warrant to purchase one share of Common Stock with an exercise price of $5.5, in the form attached hereto as Appendix A (a “Warrant”, collectively the “Warrants”, and together with the Purchased Shares and the Common Stock issuable upon exercise of the Warrants, the “Purchased Securities”);

WHEREAS, in connection therewith, the Company and the Investor desire to enter into a Registration Rights Agreement, substantially in the form attached hereto as Appendix B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights to the Investor with respect to the Purchased Securities issued under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulated promulgated thereunder, and applicable state securities laws; and

WHEREAS, simultaneously with execution of this Agreement, the Company is entering into that certain Stock Purchase Agreement by and among the Company and the Investors listed therein, such agreement to be subject to substantially the same terms as those set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF COMMON STOCK.

1.1 Sale and Issuance of Units. Subject to the satisfaction of certain closing conditions set forth in Sections 4 and 5 hereof at the Closing (as defined below), the Company shall issue and sell to the Investor, and the Investor, severally and not jointly, shall purchase from the Company such amount of Units as set out opposite the Investor’s name in Exhibit A, consisting of the Purchased Shares and Warrants listed in Exhibit A attached hereto (the “Purchased Units”), in consideration for the payment of a purchase price equal to the product resulting from multiplying the Price Per Unit by the amount of Purchased Units (the purchase price to be paid by the Investor, the “Purchase Price”).

1.2 The capitalization table of the Company, reflecting the issued and outstanding share capital of the Company on a fully diluted basis, immediately prior to and immediately following the Closing, assuming the investment of the Purchase Price, is attached hereto as Exhibit B (the “Capitalization Table”).

1.5 Closing. The consummation of the transactions contemplated hereby, including the sale and purchase of the Purchased Units (the “Closing”) shall take place remotely via the exchange of documents and signatures, on the date hereof, or at such other time and place as the Company and the Investor mutually agree upon (such designated time and place, the “Closing Date”). The Closing shall be subject to the conditions of Sections 4 and 5 below, which conditions shall be deemed to take place simultaneously and no transaction described in such sections shall be deemed to have been completed or any document delivered until all such transactions have been completed and all such required documents delivered; provided that the issuance of the Purchased Units to the Investor shall be contingent upon receipt of such funds.

2

1.4 Closing Deliverables. At the Closing, the Company shall deliver to the Investor:

(a) True and correct copies of written resolutions, or minutes of a meeting, of the board of directors of the Company (the “Board”), approving and adopting in all respects the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including, among others, (i) authorizing the issuance and sale of the Purchased Securities in consideration for the an aggregate amount equal to the Purchase Price; (ii) approving the execution, delivery and performance by the Company of all agreements contemplated herein to which the Company is party and any agreements, instruments or documents ancillary thereto;

(b) The Warrants issued to the Investor at the Closing in the name of the Investor, duly executed by the Company;

(c) The Registration Rights Agreement covering the Purchase Shares and the Warrants duly executed by the Company;

(d) Opinion of legal counsel to the Company in form and substance reasonably acceptable to the Investor;

(d) Subject to payment of the applicable portion of the Purchase Price, duly executed stock certificates or book-entry confirmations representing the Purchased Units issued at the Closing, in the name of the Investor;

(e) A certificate duly executed by an executive officer of the Company as of the Closing stating that the conditions specified in Section 4 have been satisfied, in the form attached hereto as Schedule 1.5(e).

1.5 Purchase Price. Subject to and contingent upon the Closing, the Investor shall transfer to the Company, on or before the Payment Date, the Purchase Price by wire transfer of immediately available funds according to the wire instructions attached hereto as Schedule 1.6 and the Registration Rights Agreement covering the Purchase Shares and the Warrants duly executed by the Investor.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in Schedule 2 hereto (the “Disclosure Schedule”), which Disclosure Schedule shall be deemed a part hereof and shall qualify any representation or warranty made hereunder, the Company hereby represents and warrants to the Investor that the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date), except, in each case, as to such representations and warranties that address matters as of a particular date, which are true, correct and complete only as of such date.

2.1 Subsidiary. The Company wholly-owns ScoutCam Ltd., an Israeli company (the “Subsidiary”), and as of the date of the Agreement, the Subsidiary is the only direct or indirect subsidiary of the Company. The Company owns, directly or indirectly, all of the capital stock or other equity interests of the Subsidiary free and clear of any lien, charge, claim, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, and all of the issued and outstanding share capital of the Subsidiary is validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

3

2.2 Organization. The Company and the Subsidiary are each an entity duly incorporated or otherwise organized, validly existing and in good standing (if applicable in such jurisdiction) under the laws of the jurisdiction of incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted or proposed to be conducted in the SEC Reports. Neither the Company nor the Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document (as defined below), (ii) a material adverse effect on the results of operations, assets, business, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.3 Capitalization.

(a) The authorized share capital of the Company will consist of 300,000,000 shares of Common Stock on or immediately prior to the Closing, as set forth in the Company’s Articles of Incorporation (the “Articles”), and 7,138,401 shares of Common Stock, as set forth in the Capitalization Table, shall be (immediately following the Closing) issued and outstanding. There are no other shares of any other class or series of capital stock of the Company authorized, issued or outstanding.

(b) The Company has no capital stock reserved for issuance, except as set out in Section 2.3(b) of the Disclosure Schedule and that, the Board has reserved (i) 1,824,717 shares of Common Stock for issuance of, and grant of options or other equity awards exercisable into, Common Stock to directors, officers, employees, consultants and service providers of the Company or the Subsidiary, under the 2020 Stock Incentive Plan of the Company, and (ii) 2,469,156 shares of Common Stock for issuance upon exercise of outstanding warrants listed in the Capitalization Table. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Common Stock pursuant to this Agreement and Common Stock issuable pursuant to any exercise of the Warrants.

(c) The issued and outstanding shares of the Company are duly and validly authorized and issued, fully paid and non-assessable, and were offered and issued in compliance with the provisions of the Articles as in effect at the time of each such issuance and in compliance with all applicable corporate and securities laws.

4

(d) No shares, options, warrants, rights (including conversion, preemptive rights, rights of first refusal or similar rights), commitments, agreements, understandings or arrangements, relating to the issued or unissued capital stock of the Company or any securities convertible into or exchangeable for stock or equity interest of the Company, including rights to subscribe for or purchase from the Company of any of its share capital or other equity interest, or any securities convertible into or exchangeable for stock of the Company or other equity interest, are outstanding or otherwise existing, other than as set forth in the Capitalization Table, or that could require or obligate the Company to issue, sell, transfer, redeem, purchase, repurchase, acquire or otherwise cause to be outstanding, any of the Company’s share capital or equity interest or securities convertible or exercisable into shares or equity interest thereof, or obligations of the Company to grant, extend or enter into any such option, warrant, right, commitment or agreement. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(e) No option, security or other equity award convertible or exercisable into stock of the Company contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such option, security or other equity award upon the occurrence of any event or combination of events, except as disclosed in the in the Company’s reports, schedules, forms, statements and other documents filed under the Securities Act and the Exchange Act (as defined below) (the “SEC Filings”) and Section 2.3(e) of the Disclosure Schedule. No share, option, security or other equity award convertible or exercisable into shares of the Company is subject to repurchase or redemption (contingent or otherwise) by the Company, except as disclosed in the SEC Filings, and the Company has not repurchased or redeemed any of the Company’s shares of stock, options, security or other equity awards.

(f) No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issue and sale of the Purchased Securities will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g) The Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its share capital.

2.4 Authorization. The Company has all requisite corporate power and authority, and has taken all requisite corporate action on the part of the Company, its directors and stockholders, necessary for the authorization, execution and delivery of this Agreement, the Warrants, the Registration Rights Agreement, and the other agreements, instruments or documents entered into in connection with this Agreement and to which the Company is a party (collectively, the “Transaction Documents”) and for the performance of all obligations of the Company under the Transaction Documents in accordance with their terms has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5

2.5 Valid Issuance. The Purchased Securities being or that may be issued to the Investor, have been duly authorized and when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be duly and validly issued, fully paid, and non-assessable, issued in compliance with all applicable securities laws, and free and clear of liens, pledges, charges, encumbrances or other restrictions on transfer of any kind (including, without limitation, preemptive rights), other than restrictions on transfer under this Agreement, the Articles, the Company’s currently effective Bylaws (the “Bylaws”) and under applicable securities laws and other than liens or encumbrances created by or imposed by the Investor. The shares of Common Stock underlying the Warrants have been duly authorized and, upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable. The rights, privileges and preferences of the Purchased Securities are as stated in the Articles and Bylaws, as may be amended from time to time in accordance with their terms. Assuming the accuracy of the representations made by the Investor in Section 3, the offer and issuance by the Company of the Purchased Securities is exempt from registration under the Securities Act.

2.6 No Conflict; Consents. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Purchased Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Articles, Bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company or the Subsidiary is required in connection with the consummation of the transactions contemplated by the Transaction Documents.

2.7 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the one-year period preceding the date hereof (collectively, the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing. Such Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles in the U.S. (“US GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by US GAAP, and fairly present in all material respects the consolidated financial condition and position of the Company and the Subsidiary, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

6

2.8 Material Changes. Since December 31, 2021, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect.

2.9 Continued Quotation. The Company is currently quoted on the OTCQB Market and it is and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such quotation and maintenance requirements of the “OTCQB” published and maintained by OTC Markets Group, Inc.

2.10 Financial Statements; No Undisclosed Liabilities.

(a) Except as set out in the Financial Statements, the Company and the Subsidiary have no liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, which, individually and in the aggregate, do not exceed US$300,000; and (ii) liabilities and obligations of a type or nature not required under GAAP to be reflected in its financial statements, which, individually and in the aggregate do not exceed US$200,000.

(b) The Company and the Subsidiary are not guarantors or indemnitors of any debt or obligation of another, nor has the Company or the Subsidiary given any loan, security or otherwise agreed to become liable for any obligation of any person. No person has given any guarantee of, or security for, any obligation of the Company or the Subsidiary. The Company and the Subsidiary did not extend any loans or advances to any person, other than advances for expenses to its employees in the ordinary course of business.

2.11 Assets and Properties. Both the Company and the Subsidiary have good and marketable title to all of the tangible or personal properties and assets owned by the Company and the Subsidiary, which are material to the business of the Company or the Subsidiary as currently conducted and as proposed in the SEC Reports to be conducted, and such properties and assets are free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, conditional sale agreement, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s or the Subsidiary’s ownership or use of such property or assets. With respect to the tangible property and assets it leases, the Company and the Subsidiary are in compliance in all material respects with such leases and, to the Company’s knowledge, holds a valid leasehold or license interest free of any liens, pledges, charges, security interest, claims or encumbrances, other than those of the lessors of such property or assets. The Company and the Subsidiary do not own any real property.

2.12 Intellectual Property. The Company and the Subsidiary own, or have rights to use, all patents, patent applications, trademarks, trademark applications, trade and service mark registrations, service marks, trade names, trade secrets, inventions, copyrights, technology, know-how, licenses and other intellectual property rights, proprietary rights and similar rights in connection with their respective businesses and which the failure to so have could or reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor the Subsidiary have received a notice (written or otherwise) that any of the material Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor the Subsidiary have received, since January 1, 2021, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe (and will not infringe) the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable. The Company and the Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it or the Subsidiary from having valid license rights or clear title to the Intellectual Property Rights. Except as disclosed in Section 2.12 of the Disclosure Schedule, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property or the Company’s Intellectual Property Rights. The Company and the Subsidiary own or have rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business as now conducted and as proposed in the SEC Reports to be conducted. For purposes of this Section, “knowledge”, including the phrase “to the Company’s knowledge” (or similar phrases), when used in this Section 2.12 (Intellectual Property) shall mean the actual knowledge of the incumbent CEO, CFO and CTO of the Company, without conducting any patent search, freedom to operate, infringement, or any similar search.

7

2.13 Labor Matters.

(a) The Company and the Subsidiary have complied, in all material respects, with all applicable employment laws, policies, procedures and agreements relating to employment, and terms and conditions of employment. The Company and the Subsidiary have paid in full to all of their respective employees and consultants all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees or consultants on or prior to the date of this Agreement. The Company and the Subsidiary have complied in all material respects with the applicable laws relating to the proper withholding and remittance to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws. To the Company’s knowledge, all persons classified by the Company or the Subsidiary as consultants or contractors thereof are correctly classified as such and not as employees for any purpose. The Company’s and the Subsidiary’s liability for any obligations to pay any amount of severance payment, pension, accrued vacation, and other social benefits and contributions, under applicable law or contract, or any other payment of substantially the same nature, is fully funded by deposit of funds in severance funds, pension funds, managers insurance policies or provident funds (and if not required to be so funded, adequate provisions have been made in the Company’s Financial Statements).

(b) Neither the Company nor the Subsidiary is a party to, bound by or subject to, and no employee of the Company or the Subsidiary benefits from, any collective bargaining agreement, collective labor agreement, extension orders (tzavei harchava) (other than extension orders that apply to all employees in Israel generally), or other contract or arrangement with a labor union, trade union or other organization or body, to provide benefits or working conditions beyond the minimum benefits and working conditions required by applicable law. No labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company or the Subsidiary, nor is the Company or the Subsidiary aware of any labor organization activity involving its employees. There is no strike or other labor dispute involving the Company or the Subsidiary pending or, to the Company’s knowledge, threatened.

2.14 Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiary each (i) has made or filed all United States federal, state and local income and foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provisions reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed in SEC Reports, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and neither the officers of the Company nor the Subsidiary know of no basis for any such claim.

8

2.15 Governmental Grants. Except as set forth on Section 2.15 of the Disclosure Schedule, neither the Company nor the Subsidiary have applied, obtained or received any grant, loan, incentives, benefits (including tax benefits), subsidies or other assistance from any governmental or regulatory authority or any agency, or any international or bilateral fund, institute or organization or public entities or authorities, except as disclosed in the SEC Filings.

2.16 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or, to the Company’s knowledge, investigation pending, or currently threatened in writing against the Company or the Subsidiary, any of its properties, or any officer, director or employee of the Company or the Subsidiary, including, without limitation, arising out of their employment with the Company or the Subsidiary or in their capacity as such, or that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents.

2.17 Insurance. The Company and the Subsidiary are covered by insurance with respect to its properties and business.

2.18 Compliance. Neither the Company nor the Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Subsidiary under), nor has the Company or the Subsidiary received written notice of a claim that it is in default under, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any law, rule or regulation of any governmental authority, except in each case as would not have a Material Adverse Effect.

2.19 Permits. The Company and the Subsidiary possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

2.20 Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in the SEC Reports, The Company and the Subsidiary are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Securities and Exchange Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiary have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiary and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiary as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiary that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company and its Subsidiary.

9

2.21 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or the Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.22 Disclosure. No representation or warranty of the Company contained in this Agreement and no certificate furnished or to be furnished to the Investor at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor hereby represents and warrants that the following representations are true, correct and complete as of the date hereof and as of the Closing; except, in each case, as to such representations and warranties that address matters as of a particular date, which are given only as of such date:

3.1 Authorization; Organization. The Investor is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it has been incorporated and has full power and authority to enter into the Transaction Documents to which the Investor is a party. The Transaction Documents to which the Investor is a party, when executed and delivered by the Investor, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) as may be limited by applicable securities laws.

3.2 No Conflict; Consents. The execution, delivery and performance by the Investor of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by such Transaction Documents do not and will not (a) result in any conflict with, or a breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under: (i) the governing documents of the Investor; (ii) any judgment, injunction, order, writ, decree or ruling of any court or governmental authority, domestic or foreign, to which the Investor is subject; (iii) any material contract or agreement, lease, license or commitment to which the Investor is a party or by which it is bound; (iv) any applicable law; or (b) require the consent, approval or authorization of, registration, qualification or filing with, or notice to any person or any federal, state, local or foreign governmental authority or regulatory authority or agency, in each case, by the Investor, which has not heretofore been obtained or made or will be obtained or made prior to Closing.

3.3 Purchase Entirely for Own Account. The Purchased Units will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not presently have any contract, undertaking, agreement or arrangement to sell, transfer or grant participation rights to any person with respect to the Purchased Units. The Investor has not been formed for the specific purpose of acquiring the Purchased Units.

10

3.4 Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, operations, properties, prospects, technology, plans, management, financial affairs and the terms and conditions of the offering of the Purchased Units with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit, modify or qualify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon. The Investor acknowledges that any projections provided (if any) by the Company are uncertain in nature, and that some or all of the assumptions underlying such projections may not materialize or will vary significantly from actual results.

3.5 Investment Experience; Accredited Investor; Non-U.S. Person. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating and understanding the merits and risks of the investment in the Purchased Units. The Investor is either (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) a Non U.S. Person as defined under Regulation S promulgated under the Securities Act. To the extent that the Investor is a non U.S. Person, the Investor (x) is not acquiring the Purchased Units for the account or benefit of any U.S. Person, (y) is not, at the time of execution of this Agreement, and will not be, at the time of the Closing, in the United States and (z) is not a “distributor” (as defined in Regulation S promulgated under the Securities Act).

3.6 Restricted Securities. The Purchased Units have not been and, except as provided in the Registration Rights Agreement, will not be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is aware, except as set forth in the Registration Rights Agreement that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The sale and issuance of the Purchased Units have not been registered under the Securities Act by reason of a specific exemption from registration which depends upon, among other things, the accuracy of the Investor’s representations as expressed herein.

3.7 Legends. The Purchased Units, and (if applicable) any securities issued in respect of or exchange for the foregoing may be notated with the following or a similar legend as well as other legends as may be required by applicable securities laws: “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

This legend shall be removed if either (i) the resale of the Purchased Securities has been registered for resale under the Securities Act or (ii) the Purchased Securities held by the Investor can be resold under Rule 144 promulgated under the Securities Act without volume and manner of sale limitations.

11

4. CONDITIONS OF INVESTOR OBLIGATIONS AT CLOSING.

The obligation of the Investor to purchase the Purchased Units at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived in writing by the Investor:

4.1 Representations and Warranties. The representations and warranties of the Company in Section 2 of this Agreement shall have been true in all material respects on and as if made as of the Closing.

4.2 Performance. The Company shall have performed and complied, in all material respects, with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 1.4 shall have been in a form as attached to this Agreement, or, if not attached, in a form and substance satisfactory to the Investor and shall have been delivered to the Investor.

5. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING.

The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived in writing by the Company:

5.1 Representations and Warranties. The representations and warranties contained in Section 3 shall have been true in all material respects on and as if made as of the Closing.

5.2 Performance. The Investor shall have performed and complied, in all material respects, with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6. AFFIRMATIVE COVENANTS BY THE COMPANY.

6.1 Use of Proceeds. The Company will use the Purchase Price for general working capital purposes.

7. INDEMNIFICATION.

7.1 Effectiveness; Survival.

(a) The Investor has the right to fully rely upon all representations, warranties and covenants of the Company, for which the Company shall be held responsible (the “Indemnitor”), contained in or made pursuant to this Agreement and in the schedules attached hereto. The representations and warranties of the Company contained in or made pursuant to this Agreement shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor.

(b) The representations and warranties of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, until the earlier of: (1) immediately prior to the consummation of a Deemed Liquidation (as defined below), and (2) (i) in case of Section 2.11 (Intellectual Property), until the 30 months anniversary of the Closing Date; (ii) in case of Sections 2.2 (Organization), 2.4 (Authorization) ) and 2.6 (No Conflict; Consents), until the expiration of the applicable statute of limitation period; and (iii) other than as set forth in clauses (i) and (ii) above, the 24 months anniversary of the Closing Date; in each case, with respect to any theretofore un-asserted claims as set forth in clause (d) below.

12

A “Deemed Liquidation” shall mean, whether in a single transaction or a series of related transactions: (i) a merger, consolidation, recapitalization, other reorganization, share exchange, business combination or similar event of the Company with or into another corporation as a result of which the stockholders of the Company holding a majority of the voting securities immediately prior to such transaction do not own in such capacity a majority of the voting securities of the surviving entity, (ii) a sale or any other disposition of all or substantially all of the Company’s assets (including, for this purpose, a conveyance, sale or disposition, or an exclusive license of all or substantially all of the intellectual property rights of the Company, which has the effect or economic impact similar to a sale of all or substantially all of the intellectual property rights of the Company), (iii) an acquisition (in one transaction or a series of related transactions) of at least a majority of the shares of Common Stock or the voting power of the voting securities of the Company, or (iv) a “going private” transaction which results in the termination of the registration of the Common Stock under the Exchange Act or the delisting thereof from the OTCQB Market.

(c) In respect to Section 7.1(b) above, no limitation shall apply to breach of any representation or warranty, which constitutes or otherwise involves fraud or intentional misrepresentation or willful misconduct by the Company (“Fraud”). The applicable survival period shall be referred to, as applicable, as the “Claims Period”.

(d) Except for Fraud, the Company shall not have any liability with respect to any breach of representation and warranty, unless a claim is made hereunder prior to the expiration of the Claims Period for such representation and warranty, in which case such representation and warranty shall survive as to that claim until the claim has been finally resolved.

(e) It is the intention of the parties hereto that the Claims Periods supersede any statute of limitations applicable to the representations and warranties, and this Section 7.1 constitutes a separate written legally binding agreement among the parties hereto in accordance with the provisions of Section 19 of the Israeli Limitation Law, 1958.

7.2 Indemnification.

(a) Indemnifiable Losses. The Indemnitor shall indemnify the Investor (including its respective shareholders, limited and general partners directors and officers) (each, an “Indemnitee”) against, and hold each Indemnitee harmless from all claims, actions, suits, settlements, damages, expenses (including, reasonable legal costs and expenses), losses, or costs sustained or incurred by such Indemnitees (collectively, “Losses”) resulting from, or arising out of, a breach or misrepresentations of any the Indemnitor’s representations, warranties or covenants made in this Agreement, subject to the limitations in this Section 7.

(b) Limitations. The Indemnitee’s right for indemnification hereunder is subject to the following conditions and limitations, notwithstanding anything to the contrary in this Agreement, but in addition to any other limitation or condition contained herein; provided, however, no limitation shall apply to Fraud:

(i) Other than in respect of the representations made in Sections 2.2, 2.3, 2.4, 2.5 and 2.6, the Indemnitor shall not be liable for any Loss, unless and until the aggregate of Losses equal or exceeds US$50,000, in which case indemnification shall be made from the first dollar;

(ii) The Indemnitor’s liability to each Investor shall be limited to the Purchase Price; and

(iii) in no event, shall the Company be liable for consequential, special, indirect, exemplary or punitive damages.

13

(c) Claims Notice; Third Party Claims. In the event that an Indemnitee wishes to assert a claim for indemnification hereunder it shall give the Indemnitor a prompt written notice thereof (a “Claims Notice”), which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based and thereafter keep the Indemnitor informed, in all material respects, with respect thereto. In the event that such Claims Notice results from a third party claim against the Indemnitee, such Indemnitee shall promptly upon becoming aware of the commencement of proceedings by such third party provide the Indemnitor with the Claims Notice and the Indemnitor shall have the right to assume the defense thereof (at Indemnitor’s expense) with counsel mutually satisfactory to the parties; provided, however, that the Indemnitees shall have the right to retain their own counsel, at the reasonable expense of the Indemnitor, and within the indemnification limitations herein, if representation of all parties by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the parties in such proceeding. Failure of the Indemnitees to give prompt notice or to keep it informed, as provided herein, shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is actually and materially prejudiced by such failure. The Indemnitor shall not be liable nor shall it be required to indemnify or hold harmless the Indemnitees in connection with any settlement effected without its consent in writing, which shall not be unreasonably withheld or delayed.

(d) Sole Remedy. The indemnification provided by the Indemnitor hereunder and the enforcement of such indemnification shall be the exclusive remedy available to the Indemnitees under this Agreement, other than with respect to Fraud; provided that this provision does not limit the right to seek specific performance, a restraining order or injunctive or other equitable relief with respect to any provision of this Agreement.

(e) Insurance Reimbursement. The amount of any Losses for which indemnification is provided under this Section 7 shall be reduced by: (a) the insurance proceeds actually received with respect to any such Losses and (b) any other amount, if any, actually recovered from third parties (as a result of indemnification, contribution, guarantee or otherwise) by the Indemnitee (or its affiliates) with respect to any Losses less, in the case of each of the immediately preceding clauses (a) and (b), all reasonable costs (including attorneys’ fees) of the Indemnitee to collect such proceeds (each source named in clauses (a) and (b) of this Section 7(e), a “Collateral Source”); provided that such Indemnitee shall nevertheless be entitled to bring a claim for indemnification under this Section 7 in respect of such Losses. If an Indemnitee has received the payment required under this Section 7 from the Company in respect of any Losses and later receives proceeds from a Collateral Source in respect of the same Losses, then such Indemnitee shall pay to the Company within 30 days after receipt, an amount equal to the excess of (i) the amount previously received by the Indemnitee under this Section 7 with respect to such Loss, plus the amount of proceeds actually received by such Indemnitee from such Collateral Source (less all collection costs), over (ii) the amount of Losses with respect to such claim which the Indemnitee is entitled to receive under this Section 7.

(f) No Multiple Recoveries. No Indemnitee shall be entitled to recover from the Company more than once for any particular Loss, nor shall the Company be liable or otherwise obligated to indemnify any or all Indemnitees for the same Loss more than once (i.e., no double counting).

(g) Changes in Law. Other than for Claims arising out of Fraud, the Company shall not have any liability for changes (included retroactive changes) in Law, tax or regulatory regime following the Closing.

14

8. MISCELLANEOUS.

8.1 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

8.2 Entire Agreement. This Agreement (including the exhibits and schedules hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among any of the parties hereto, with respect to the subject matter hereof (with no concession being made as to the existence of any such prior agreements or understandings).

8.3 Amendment; Waiver. Except as explicitly set forth herein, any term of this Agreement may be amended only with the written consent of both the Company and the Investor. The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by the prior written consent of the party against which enforcement of such waiver shall be sought. Any amendment or waiver effected in accordance with this Section 8.3 shall be binding upon the applicable parties, including Purchased Units each future holder of such securities.

8.4 Assignment; Successors and Assigns. None of the rights, privileges or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred by any party, without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.5 Governing Law. Jurisdiction. This Agreement shall be governed by and construed in accordance with to the laws of the State of Israel, disregarding its conflict of laws rules. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court located in Tel Aviv-Jaffa, Israel and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court. Each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the abovementioned courts in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from the abovementioned court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the abovementioned court, and (iv) irrevocably consents to service of process in the manner provided by Section 8.6 or as otherwise provided by applicable law.

8.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) when delivered, if sent by personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (with electronic conformation of delivery) on a business day and during normal business hours of the recipient, and otherwise on the first business day in the place of recipient, (iii) five (5) business days after having been sent, if sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written confirmation of receipt. All communications shall be sent to the respective parties at their address or contact details as set forth below, or to such address or contact details as subsequently modified by written notice given in accordance with this Section 8.6 or, in the case of the Investor, as used for purposes of sending shareholders’ notices by the Company.

If to the Company:	7A Industrial Park, P.O. Box 3030, Omer, 8496500, Israel Attention: Yehu Ofer Telephone: +972-72-260-2200 E-mail: Yehu.ofer @scoutcam.com

15

with a mandatory copy to (which shall not constitute a notice):

Herzog, Fox & Neeman Herzog Tower 6 Yitzhak Sadeh St., Tel Aviv, 6777506 Israel Attention: Aviram Hazak, Adv. Telephone: +972-3-692-5530 E-mail: hazaka@herzoglaw.co.il

If to the Investor:	as set forth on Exhibit A

8.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

8.8 Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise, the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety, and not to any particular provision hereof, and all references herein to Sections shall be construed to refer to Sections to this Agreement, unless otherwise explicitly stated. Reference to “governmental authorities” (or similar terms) shall include any: (a) nation, principality, state, commonwealth, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign or other government, (c) governmental, quasi-governmental or regulatory body of any nature, including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, organization, unit, or body, or (d) court, public or private arbitrator or other public tribunal. Reference to a “person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental authority or other entity, including, any party to this Agreement. Any reference to a “day” or a number of days (without explicit reference to “business days”) shall be interpreted as a reference to a calendar day or number of calendar days, and if any action is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action may be deferred until the first business day thereafter (where “business day” shall mean any day on which banking institutions in Tel-Aviv-Jaffa, Israel are generally open to the public for conducting business and are not required by law to close).

8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be enforceable in accordance with its terms and interpreted so as to give effect, to the fullest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

8.9 Fees and Expenses. At the Closing, the Company shall pay the fees and expenses of M. Arkin (1999) Ltd. incurred with regard to transactions contemplated by this Agreement, in an amount not to exceed US$12,000 plus VAT.

8.10 Counterparts. This Agreement and any Transaction Document may be executed in one or more counterparts, all of which together shall constitute one and the same instrument, binding and enforceable against the parties so executing the same; it being understood that all parties need not sign the same counterpart. Counterparts may also be delivered by facsimile or email transmission (in pdf format or the like, or signed with docusign, e-sign or any similar form of signature by electronic means) and any counterpart so delivered shall be sufficient to bind the parties to this Agreement or any other Transaction Document, as an original.

- Signature Pages Follow -

16

IN WITNESS WHEREOF, the parties have executed this STOCK PURCHASE AGREEMENT as of the date first written above.

COMPANY:

SCOUTCAM INC.

By:	/s/ Yehu Ofer
Name:	Yehu Ofer
Title:	Chief Executive Officer

[Company Signature Page to Stock Purchase Agreement]

17

IN WITNESS WHEREOF, the parties have executed this STOCK PURCHASE AGREEMENT as of the date first written above.

INVESTOR:

Phoenix Insurance Company Ltd. (for Moshe Arkin)

By:	/s/ Ran Raba /s/ Efrat Paz Levin
Name:	Ran Raba and Efrat Paz Levin
Title:

[Investor Signature Page to Stock Purchase Agreement]

18

Exhibits List

Exhibit A –Investor, Purchased Units and Purchase Price

Exhibit B – Capitalization Table

Appendices List

Appendix A – Warrant

Appendix B – Registration Rights Agreement

Schedules List

Schedule 1.5(e) – Officer’s Certificate

Schedule 1.6 – Wire Instructions

Schedule 2 – Disclosure Schedule

19

Exhibit A

Investor, Purchased Units and Purchase Price

Name of Investor	Address	Amount of Purchased Units	Purchase Price
Phoenix Insurance Company Ltd. (for Moshe Arkin)	6 Hachoshlim Street, Building C, 6th Floor, Herzliya, Israel 4672406	2,352,941	US$10,000,000
	Total	2,352,941	US$10,000,000

20

Exhibit B

Capitalization Table of ScoutCam Inc.

* * *

21

Schedule 1.5(e)

Form of Officer’s Certificate

OFFICER’S CERTIFICATE

March [●], 2023

This Officer’s Certificate is made and delivered pursuant to Section 1.5(e) of the Stock Purchase Agreement, dated as of [●], 2023 (the “Stock Purchase Agreement”) by and among ScoutCam Inc., a Nevada corporation (the “Company”), and the Investor (as such term is defined therein). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

The undersigned, solely in her capacity as the chief financial officer of the Company and on its behalf, and not in her personal capacity, hereby certifies that the conditions set forth in Section 4 of the Stock Purchase Agreement have been satisfied.

By:
Name:	Yehu Ofer
Title:	Chief Executive Officer, ScoutCam Inc.

22

Schedule 1.6

Wire Instructions

* * *

23

Schedule 2

Disclosure Schedule

Section 2.3(b)(i)

1,824,717 shares of Common Stock reserved for issuance include 16,664 shares of common Stock already issued upon the exercise of RSUs of the Company on February 15, 2023.

Section 2.12

The Company owns three European patents (no. 2478693, 2621158 and 2621159) which are pending appeal after opposition by third party in Europe. The status of the patents is currently valid until a decision is made in the appeal process which is expected in early 2024. The company owns US patent 10,188,275 which is currently under Ex Parte Reexamination after a Supplemental Examination Request filed by the Company.

Section 2.15 * * *